                                                                     EX-99.e.1.a
                                   Schedule A
                             Underwriting Agreement
                        between Aberdeen Mutual Funds and
                         Aberdeen Fund Distributors, LLC

                            Effective ________, 2008

Name of Fund

Aberdeen Select Equity Fund
Aberdeen Select Mid Cap Growth Fund
Aberdeen Select Small Cap Fund
Aberdeen Select Growth Fund
Aberdeen Select Worldwide Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen International Equity Fund
Aberdeen Hedged Core Equity Fund
Aberdeen Market Neutral Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Global Utilities Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Small Cap Fund
Aberdeen Small Cap Opportunities Fund
Aberdeen Small Cap Growth Fund
Aberdeen Core Income Fund
Aberdeen Core Plus Income Fund